UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2020

BBX CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-09071	59-2022148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

Not applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.01 par value	BBX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into Material Definitive Agreement

On June 17, 2020, BBX Capital Corporation (the “Company”) entered into a Rights Agreement with American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agreement”). The Company’s Board of Directors adopted the Rights Agreement in light of the COVID-19 pandemic, the significant market volatility and uncertainties associated with the pandemic, and the impact on the Company and the market price of its Class A Common Stock and Class B Common Stock. In an effort to protect against investors seeking short-term gains by taking advantage of current market conditions at the expense of the Company and its long-term investors, the Board determined that adopting the rights plan was in the best interest of the Company and its shareholders. The Rights Agreement is similar to plans recently adopted by other public companies in light of the current environment.

The following is a summary of the terms of the Rights Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Rights. Under the terms and conditions of the Rights Agreement, one preferred share purchase right (a “Right”) will be issued with respect to each share of the Company’s Class A Common Stock and Class B Common Stock (collectively, the “Common Stock”) outstanding as of the close of business on June 29, 2020 (the “Record Date”). In addition, new Rights will accompany any new shares of the Company’s Common Stock issued after the Record Date until the earlier of the Distribution Date described below or the redemption or exchange of the Rights or other termination or expiration of the Rights Agreement. Prior to exercise, the Rights do not give their holders any dividend, voting, liquidation or any other rights of a shareholder of the Company.

Prior to the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a notation or legend incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock (or book entry shares of Common Stock) outstanding as of the Record Date will also constitute the transfer of the Rights associated with the shares of Common Stock represented thereby. After the Distribution Date, the Rights will separate from the Company’s Common Stock and be evidenced by book-entry credits or by Rights certificates to be mailed to all eligible holders of the Company’s Common Stock. Any Rights beneficially owned by an Acquiring Person and any of the Acquiring Person’s Affiliates, Associates and other Related Persons (as such terms are defined in the Rights Agreement), and certain subsequent transferees of such persons, will become null and void and may not be exercised.

Exercise Price. Once the Rights become exercisable, each Right will allow its holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock (a “Preferred Share”) for $50.00 (the “Purchase Price”).

Preferred Share Provisions. The value of one one-hundredth of a Preferred Share is intended to approximate the value of one share of the Company’s Class A Common Stock. Each one one-hundredth of a Preferred Share, if issued:

•	will not be redeemable;

•

will entitle holders to, when, as and if declared by the Company’s Board of Directors, dividend payments of $0.01, or an amount equal to the dividend paid on one share of the Company’s Class A Common Stock, whichever is greater;

•	will entitle holders upon liquidation either to receive $1.00 or an amount equal to the payment made on one share of the Company’s Class A Common Stock, whichever is greater;

•

will have the same voting power as one share of the Company’s Class A Common Stock (with all outstanding shares of the Company’s Class A Common Stock and Preferred Shares representing, in the aggregate, 22% of the general voting power of the Company, subject to adjustment in accordance with the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”)); and

•

will entitle holders to a payment equal to the payment made on one share of the Company’s Class A Common Stock if shares of Class A Common Stock are exchanged via merger, consolidation, or a similar transaction.

The rights, preferences and limitations of the Company’s Series A Junior Participating Preferred Stock are set forth in full in the Articles of Amendment to the Company’s Articles of Incorporation previously filed by the Company with the Florida Department of State, a copy of which is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Exercisability. The Rights will not be exercisable until the Distribution Date, which is defined in the Rights Agreement as the earlier to occur of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons or person(s) acting in concert therewith has acquired, or obtained the right to acquire, beneficial ownership of 5% or more of the outstanding shares of the Company’s Class A Common Stock, Class B Common Stock or total combined Common Stock or (ii) 10 business days (or such later date as may be determined by action of the Company’s Board of Directors) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 5% or more of the outstanding shares of the Company’s Class A Common Stock, Class B Common Stock or total combined Common Stock.

Exemptions. Existing shareholders as of the close of business on the Record Date will not be required to divest any shares of the Company’s Common Stock as the Rights Agreement provides that shareholders who own 5% or more of the Company’s outstanding Class A Common Stock, Class B Common Stock or total combined Common Stock as of the close of business on the Record Date will not trigger exercisability of the Rights so long as they do not become the beneficial owner of one or more additional shares of the Company’s Class A Common Stock or Class B Common Stock (other than pursuant to certain limited exceptions expressly set forth in the Rights Agreement or as determined by the Board of Directors) which results in their beneficial ownership of 5% or more of the outstanding shares of the Company’s Class A Common Stock, Class B Common Stock or total combined Common Stock. Additionally, if the Company’s Board of Directors determines that a person or group who would otherwise be an Acquiring Person exceeded any of the 5% thresholds inadvertently and without any intention of obtaining, changing or influencing control of the Company, then such person or group will not be deemed to be or to have become an Acquiring Person in such case provided such person or group divests itself, as soon as practicable (as determined by the Company’s Board of Directors), of beneficial ownership of a sufficient number of shares of Class A Common Stock or Class B Common Stock (as determined by the Company’s Board of Directors) so that such person or group would no longer otherwise qualify as an Acquiring Person. Further, if the Company repurchases shares of its Class A Common Stock or Class B Common Stock and, as a result, a person or group’s holdings constitute 5% or more of the remaining outstanding shares of the Company’s Class A Common Stock, Class B Common Stock or total combined Common Stock, that person or group will not be an Acquiring Person so long as they do not become the beneficial owner of one or more additional shares of the Company’s Class A Common Stock or Class B Common Stock (other than pursuant to certain limited exceptions expressly set forth in the Rights Agreement) which results in their beneficial ownership of 5% or more of the outstanding shares of the Company’s Class A Common Stock, Class B Common Stock or total combined Common Stock. The Rights will also not become exercisable solely as a result of any unilateral grant of a security by the Company, including the Company’s grant of stock awards, restricted stock awards, restricted stock units, options, warrants, rights or similar interests to its directors, officers or employees, or as a result of the vesting or exercise of any such security. In addition, a person or group will not become an Acquiring Person solely as the result of the acquisition by such person or group of shares of the Company’s Class A Common Stock or Class B Common Stock from an individual who, as of immediately prior to the first public announcement of the Rights Agreement, beneficially owned 5% or more of the Company’s Class A Common Stock, Class B Common Stock or total combined Common Stock then outstanding if such shares are received upon such individual’s death pursuant to such individual’s will or pursuant to a charitable trust created by such individual for estate planning purposes. The Company and its subsidiaries, any employee benefit plan of the Company or any of its subsidiaries, or any entity or trustee holding (or acting in a fiduciary capacity in respect of) shares of the Company’s Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or any of its subsidiaries are excepted from the provisions of the Rights Agreement.

Consequences of a Person or Group Becoming an Acquiring Person. If a person or group becomes an Acquiring Person, all holders of Rights (except the Acquiring Person, each Related Person of the Acquiring Person, and certain of their respective transferees, whose Rights will have become void) may, for the Purchase Price, purchase from the Company a number of shares of the Company’s Class A Common Stock or equivalent securities having a market value at that time of twice the Purchase Price.

If, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by the Acquiring Person, each Related Person of the Acquiring Person, and certain of their respective transferees, all of which Rights will have become void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent) that at the time of such transaction having a market value of two times the Purchase Price.

Exchange. From the date, if any, on which any person or group becomes an Acquiring Person until the expiration of the Rights Agreement, the Company’s Board of Directors will have the right to extinguish the Rights by exchanging the Rights (other than Rights beneficially owned by the Acquiring Person, each Related Person of the Acquiring Person, and certain of their respective transferees, all of which Rights will have become void), in whole or in part, at an exchange ratio of one share of the Company’s Class A Common Stock, or a fractional Preferred Share (or other class or series of the Company’s preferred stock having similar rights, preferences and privileges as the Preferred Shares) of equivalent value, per Right (subject to adjustment in accordance with the terms of the Rights Agreement).

Redemption. At any time prior to the Distribution Date, the Company’s Board of Directors may redeem the Rights, in whole but not in part, at a price of $0.0001 per Right (the “Redemption Price”), payable, at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors, in its sole discretion, may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate, and the holders of Rights will thereafter only have the right to receive the Redemption Price.

Adjustments. The Purchase Price, the Redemption Price, the number of shares issuable in exchange for or upon exercise of the Rights and the number of outstanding Rights will be subject to adjustment in accordance with the terms of the Rights Agreement to prevent dilution that may occur as a result of certain events, including, among others, a stock dividend, a stock split (except as described below) or a reclassification of the Company’s capital stock. No adjustments to the Purchase Price of less than 1% will be made. In addition, no adjustments will be made in connection with the contemplated one-for-five reverse stock split approved by the Company’s Board of Directors, as described in further detail below.

Amendments. For so long as the Rights are redeemable, the Company may amend the Rights Agreement in any manner without the approval of any holders of Rights or Common Stock. After such time as the Rights are no longer redeemable, the Company may amend the Rights Agreement in any manner without the consent of any holders of Rights, except that no such amendment may (i) adversely affect the interests of the holders of Rights as such (other than an Acquiring Person, any Related Person of an Acquiring Person and certain of their transferees), (ii) cause the Rights Agreement again to become amendable other than in accordance with this sentence, or (iii) cause the Rights again to become redeemable.

Term. The Rights Agreement has a term of two years, expiring on June 17, 2022, unless the Rights are earlier redeemed or exchanged or the Rights Agreement is earlier terminated or is extended by the Company’s Board of Directors in accordance with the terms of the Rights Agreement.

Anti-Takeover Effect. The Rights Agreement was not adopted in response to any effort to acquire control of the Company. However, by providing a deterrent to any person or group from acquiring 5% or more of the Company’s outstanding Class A Common Stock or Class B Common Stock, the Rights Agreement may have an anti-takeover effect. The Rights Agreement should not interfere with any merger or other business combination approved by the Company’s Board of Directors.

Taxes. The distribution of the Rights should not be taxable for United States federal income tax purposes. However, following an event that renders the Rights exercisable or upon redemption of the Rights, shareholders may recognize taxable income.

Item 3.03. Material Modification to Rights of Security Holders

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 8.01 Other Events

On June 17, 2020, the Company also announced that its Board of Directors has approved a one-for-five reverse split of the Company’s Class A Common Stock and Class B Common Stock. The Board made such determination in light of, among other factors, the impact of the COVID-19 pandemic on the Company and the market price of its Class A Common Stock, and the requirements for maintaining continued listing of the Company’s Class A Common Stock on the New York Stock Exchange.

At the effective time of the reverse stock split, each five shares of the Company’s Class A Common Stock outstanding will automatically convert into one share of Class A Common Stock, and each five shares of the Company’s Class B Common Stock outstanding will automatically convert into one share of Class B Common Stock. Fractional shares which would otherwise result from the reverse stock split will be rounded up to the next largest whole share. Other than immaterial adjustments as a result of the rounding up of fractional shares, the reverse stock split will have no impact on a shareholder’s proportionate ownership or voting interest in the Company. Among other ratable adjustments, the number of authorized shares of the Company’s Class A Common Stock and Class B Common Stock will be ratably reduced as part of the reverse stock split.

Shareholder approval of the reverse stock split is not required by Florida law or other applicable law, rule or regulation. However, pursuant to the special class voting rights of the Company’s Class B Common Stock set forth in the Company’s Articles of Incorporation, the holders of the Company’s Class B Common Stock are required to approve the reverse stock split because it will result in a reduction in the number of outstanding shares of Class B Common Stock. The Company expects to obtain the required consent of the holders of the Company’s Class B Common Stock by written consent in lieu of a meeting.

In connection with the expected approval of the reverse stock split by the holders of the Company’s Class B Common Stock by written consent, the Company expects to file with the SEC and mail to its shareholders an Information Statement on Schedule 14C. Shareholders should read the Information Statement when it becomes available because it will contain additional information regarding the reverse stock split. Assuming that, as expected, the Company receives the written consent of the requisite holders of the Company’s Class B Common Stock approving the reverse stock, shareholders will not be asked for proxies to vote their shares with respect to the reverse stock split and no meeting of shareholders will be held to consider the reverse stock split.

Under applicable rules and regulations of the Securities and Exchange Commission, the reverse stock split may be effected no earlier than 20 calendar days following the date on which the Information Statement regarding the reverse stock split is first mailed to the Company’s shareholders. It is currently expected that the reverse stock split will be effected upon or promptly following the expiration of such 20 calendar day period. However, subject to the required 20 calendar day waiting period, the effective time of the reverse stock split will be determined by the Company’s Board of Directors, in its discretion. The Company’s Board of Directors, in its discretion, may also determine to abandon the reverse stock split at any time prior to its consummation.

The Company’s press release issued on June 17, 2020 announcing the adoption of the Rights Agreement and the approval of the reverse stock split by the Company’s Board of Directors is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

3.1	Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation Relating to the Designation of the Company’s Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.8 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 25, 2009)

4.1	Rights Agreement, dated as of June 17, 2020, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent

99.1	Press release dated June 17, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2020

BBX Capital Corporation

By:	/s/ Raymond S. Lopez
Raymond S. Lopez
Executive Vice President and Chief Financial Officer